UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2008

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FIRST RESPONDER PRODUCTS INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-52504	20-2721447
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15455 N. Greenway-Hayden Loop, Suite C4,

Scottsdale, Arizona, 85260

 (Address of Principal Executive Office) (Zip Code)

(480)619.4747

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of Series A Secured Non-Convertible 18% 2010 Bonds

On March 17, 2008, First Responder Products Inc. completed an agreement to issue $200,000 aggregate principal amount of its Series A Secured Non-Convertible 18% 2010 Bonds (the "Series A Bonds") in a private placement to an accredited investor in reliance on exemptions from registration provided by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission. The company has authorized up to $2,000,000 in Series A Bonds, the proceeds of which shall be used to fulfill existing, pending and future purchase orders and competitive bidding contracts which have been awarded to the company by government agencies and the military, as well as sole source contracts from government agencies and the military.

Item 2.03.

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.

OTHER EVENTS.

In addition to the Series A Bond financing, the company is also in negotiations for a $1,000,000 asset based line of credit with an institutional investor. The initial credit terms, which are still subject to certain conditions precedent, contemplate a floating interest rate calculated at Wall Street Journal Prime plus 3.5%, with interest calculated on the cash borrowed. The current proposal also includes a grant of a common stock warrant equal to 2.5% of the commitment amount, with the warrant priced at 125% of the thirty-day average price of the company’s common stock prior to the closing of the credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008	First Responder Products Inc.

	By:	/s/ Richard Reincke
Richard Reincke Chief Operating Officer